Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 21, 2011 relating to the financial statements and financial highlights which appear in the August 31, 2011 Annual Reports to Shareholders of iShares MSCI All Peru Capped Index Fund, iShares MSCI Brazil Small Cap Index Fund, iShares MSCI China Index Fund, iShares MSCI China Small Cap Index Fund, iShares MSCI Indonesia Investable Market Index Fund, iShares MSCI Ireland Capped Investable Market Index Fund, iShares MSCI New Zealand Investable Market Index Fund, iShares MSCI Philippines Investable Market Index Fund, and iShares MSCI Poland Investable Market Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

December 20, 2011